SCHEDULE 14A

                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Definitive Proxy Statement

[X]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12


           AETNA LIFE AND CASUALTY COMPANY AND U.S. HEALTHCARE, INC.
              (Name of Registrant as Specified In Its Charter)


           AETNA LIFE AND CASUALTY COMPANY AND U.S. HEALTHCARE, INC.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)   Title of each class of securities to which transaction applies:

               Aetna Life and Casualty Company Common Capital Stock without par value

               U.S. Healthcare, Inc. Common Stock, par value $0.005 per share

               U.S. Healthcare, Inc. Class B Stock, par value $0.005 per share

         (2)   Aggregate number of securities to which transaction applies:

               115,187,158 shares of Aetna Life and Casualty Company Common Capital Stock

               139,512,162 shares of U.S. Healthcare, Inc. Common Stock

               14,429,867 shares of U.S. Healthcare, Inc. Class B Stock

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

               $71.3125 per share of Aetna Life and Casualty Company Common Capital Stock

               $51.9375 per share of U.S. Healthcare, Inc. Common Stock and per share of U.S. Healthcare, Inc. Class B Stock

         (4)   Proposed maximum aggregate value of transaction:

                              $16,209,648,336(1)

- ------------
     (1) For purposes of calculating the filing fee only. Upon consummation of the Mergers, (i) each outstanding share of Aetna Life and Casualty Company Common Capital Stock without par value will be converted into the right to receive one share of Aetna Inc. Common Stock, par value $0.01 per share, together with one right (a "Parent Right") issued pursuant to a Rights Agreement effective as of the date of the consummation of the Mergers, and (ii) each outstanding share of U.S. Healthcare, Inc. Common Stock, par value $0.005 per share, and U.S. Healthcare, Inc. Class B Stock, par value $0.005 per share, will be converted into the right to receive (a) 0.2246 shares of Aetna Inc. Common Stock, par value $0.01 per share, together with 0.2246 Parent Rights, (b) 0.0749 shares of Aetna Inc. 6.25% Class C Voting Preferred Stock, par value $0.01 per share, and (c) $34.20 in cash. The proposed maximum aggregate value of the transactions described in the preliminary proxy materials is equal to $16,209,648,336 (calculated based on the sum of (i)(a) the number of shares of Aetna Life and Casualty Company Common Capital Stock outstanding as of March 31, 1996 times (b) the average of the high and low reported prices of Aetna Life and Casualty Company Common Capital Stock on April 17, 1996, plus (ii)(a) the number of shares of U.S. Healthcare, Inc. Common Stock plus the number of shares of U.S. Healthcare, Inc. Class B Stock outstanding as of March 31, 1996 times (b) the average of the high and low reported prices of U.S. Healthcare, Inc. Common Stock on April 17, 1996.


[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)   Amount Previously Paid:

               $3,241,929.67

         (2)   Form, Schedule or Registration Statement No.:

               Schedule 14A

         (3)   Filing Party:

               Aetna Life and Casualty Company and U.S. Healthcare, Inc.

         (4)   Date filed:

               April 22, 1996



                    LUNCHEON HOSTED BY FOX-PITT KELTON
                              TALKING POINTS
                               JUNE 14, 1996


INTRODUCTION - D. HUBER

bullet Good morning or afternoon. I am glad to be here today.

bullet Also joining me is Jim Dickerson, currently Principal Financial Officer of U.S. Healthcare. Jim will become CFO of the combined health operation. You will be hearing from them later.


STRATEGIC BENEFITS - D. HUBER

bullet With the combination of Aetna and U.S. Healthcare, we are establishing a platform for growth, innovation and superior financial performance based on our ability to meet the growing need for high quality health care services at a reasonable cost.

bullet As you know, this transaction is the culmination of a strategic process begun last year to reposition Aetna for growth and improved profitability. As we explored our options, it became increasingly clear that U.S. Healthcare was the best possible partner for Aetna and that this union will enhance long-term value for shareholders of both companies. It instantly transforms our respective companies into a single dynamic force in health care, with the potential to redefine the way in which health care is delivered.

bullet The strategic benefits of this combination are compelling. The combined operation will have the national scope, management strength, depth of resources and leading information systems needed to support today's business and create a "next generation" health care company. With this transaction, Aetna's growth rate will be substantially enhanced.


HEALTH/SPECIALTY HEALTH MEMBERSHIP (SLIDE 1)

bullet This combination will create the leading health care benefits company in the U.S. with capabilities across the full spectrum of health and specialty health products. The combined company will have 10.5 million managed care members, with over 5 million members which are at risk.

bullet Overall, we will have 14.1 million health members; 27.3 million specialty health members which includes behavioral science, dental, and pharmacy. We will serve 23 million Americans or one in every 12, with our health care products and services. Together, Aetna and U.S. Healthcare will be a significant player in all 50 states, and rank among the top managed care providers in terms of membership in 13 states.


COMBINED AETNA/U.S. HEALTHCARE REVENUE (SLIDE 2)

bullet The combined entity would have had $16.6 billion in revenues in 1995 with nearly 70% or $11.2 billion representing the health business.


HEALTHCARE TEAM (SLIDE 3)

bullet The combined health business will be led by one of the strongest management teams in the industry today, with the expertise and ability to drive our business into the future. We are committed to utilizing the best management talent from both companies as you can see by this organizational chart.

bullet Mike Cardillo and Joe Sebastianelli, currently Co-Presidents of U.S.
       Healthcare, will be Co-Presidents of the combined health business. This will include HMO, POS, indemnity, specialty health, Medicare products and Group Life Insurance, as well as the marketing, network management and servicing associated with these products.


GEOGRAPHIC REGIONS (SLIDE 4)

bullet As you can see on this slide, we developed a structure which divides the business into six regions placing additional resources, functions and delivery mechanisms in the field. This structure will position our health business to excel in meeting customer needs in each local market.

bullet Our regional organization draws on the operational strengths and management talents of both Aetna and U.S. Healthcare.


NEW ORGANIZATIONAL STRUCTURE (SLIDE 5)

bullet The structure combines the advantages of centralized policy making with regional implementation.

bullet A small Core Strategy Team will lead the business by setting strategy and policy and developing common standards.

bullet The regional office will see that those policies and standards are applied consistently across the country while adapting them to local market conditions.

bullet The regional managers have been named and will report to Mike
       Cardillo and Joe Sebastianelli. They will be responsible for all sales, network management, regional underwriting, provider contracting, and physician relations within their regions.

bullet Each local market area will be headed by a general manager, reporting to the regional manager. The general managers will be responsible for similar functions at the local level. We expect to name 36 local market managers by July 1.

bullet The medical management and operations functions will have separate and distinct regional units, reporting to their counterparts on the Core Team. We expect to name the regional medical directors and operations heads by July 1 also.

bullet Each region's medical executive will be responsible for all clinical management, including patient management, clinical guidelines, credentialing and National Committee for Quality Assurance (NCQA) accreditation. The medical executive will report to Dr. Abbie Leibowitz, chief medical officer for the combined health business.

bullet In addition, each region will have an Operations executive, who will be responsible for all member and employer services and claims payments. These individuals will report to Scott Striegel, head of Operations.


STRATEGIC FIT (SLIDE 6)

bullet So, why does this partnership make sense?

bullet Aetna has an outstanding national brand identity and an excellent track record in managing multi-site national commercial customers, with complex servicing needs.

bullet Aetna Health Plans serves over 20 million Americans and has a 25% share of the Fortune 1,000 companies with a very strong retention record with these customers. Aetna also has a broad specialty health product line that complements our strengths in managed care.

bullet What does U.S. Healthcare bring to the partnership? U.S. Healthcare is the premier managed care company in the country serving over 2.9 million HMO and POS risk members in highly attractive markets. They excel in many areas including medical management, retail marketing to members, and have excellent information systems.

bullet U.S. Healthcare membership has been growing at a rate of over 20% a year, best of breed operating margins and one of the best cost management systems in the industry. The powerful combination of these complementary strengths uniquely positions the combined health businesses with a broad array of high quality health and specialty health products serving the full range of single and multi-site customers throughout the U.S.

bullet Together, we are dedicated to being the #1 plan of choice for consumers, employers, and health care providers.


COMMITMENT TO QUALITY

bullet Both companies are committed to ensuring that the care received by our members continues to meet the highest standards.

bullet Following in-depth reviews, the most prestigious managed care accreditation body in the nation, NCQA, granted full accreditation to four of U.S. Healthcare's plans and one-year accreditation to two plans. U.S. Healthcare also ranked at or above average on seven of eight key member satisfaction measures, including overall evaluation of the plan, ease of seeing a doctor chosen by the patient and intent to stay with the plan.

bullet Aetna is also dedicated to quality and has received full, three-year accreditation from NCQA for 7 of its managed health plans and one-year accreditation for two plans.

bullet Our focus will continue to be on the health of our members. We intend to set the standard against which all other health care companies will be measured in terms of quality of care, choice of plans and providers, and service. We will continue to be the industry leader in providing customers with the information and preventive health care services they need to lead healthier lives.


INTRODUCTION OF JIM DICKERSON

bullet Jim Dickerson will now discuss in more detail the financial elements of the transaction and the enhancements between the two companies.


FINANCIAL ELEMENTS OF THE TRANSACTION - J. DICKERSON

HMO FINANCIAL RATIOS (SLIDE 7)

bullet Before I discuss the revenue enhancements and expense reduction, let me show you some HMO statistics on both companies.

bullet In first quarter 1996, Aetna's HMO business had a MLR of 87.0% and an SG&A ratio of 13.6% of revenues and a net income margin of 1.8%

bullet In contrast, U.S. Healthcare operated at a 76.7% MLR, an SG&A ratio of 11.5% of revenues and a net income margin of 7.8%.

bullet So, as you can see, there is tremendous opportunity for performance enhancements and accelerated growth.


REVENUE ENHANCEMENTS AND EXPRESS OPPORTUNITIES (SLIDE 8)

bullet The combined company provides us with significant earnings growth and expense opportunities. In addition to normal expected growth from these businesses, through this combination we expect to further improve financial results of the combined business by over $300 million after tax -- on an annualized basis -- within 18 months from the closing.

bullet Integration planning towards realizing these enhancements is well underway. Joe will speak about integration later.

bullet We expect revenue enhancements to be about one-third and expense reductions, both medical and SG&A, to account for the remaining two-thirds of these enhancements.

bullet We used a bottom-up and top-down approach to determine the synergies.

bullet Aetna reviewed the synergies with us and outside parties, so we think the numbers are realistic.


AFTER TAX ENHANCEMENTS (SLIDE 9)

Revenue Growth

bullet Revenue enhancements of $100 million after tax, are expected to be achieved through accelerating membership growth across all customer spectrums.

bullet Aetna's strong Fortune 1,000 relationships nationwide provide an outstanding platform to leverage U.S. Healthcare's retail marketing and medical management capabilities accelerating membership growth throughout the country. Notably,
       --  Access to large case/national accounts to quality HMO products.
       --  Grow Seniors/Medicare nationwide with national brand.
       --  Access to small groups and individuals from national brand.
       --  Cross-sell to specialty products.

bullet Early feedback on cross selling opportunities from our customers is favorable. They see the strengths of both organizations and our ability to leverage -- HMO to National Accounts.

bullet In addition, selling group insurance products to U.S. Healthcare customers seems to be a real opportunity.

SG&A Savings

bullet SG&A savings of $140 million after tax, are expected to be achieved from sales and back office automation, further leveraging technology, and overlap market savings. The combined health operation would have had $2.2 billion in SG&A expenses in 1995.

bullet We are currently focusing on our assessment of synergy redundancies in corporate staff functions and overlapping markets.

Medical Cost Improvements

bullet Medical cost improvements of $60 million after tax, are expected to be achieved through improved provider contracting strategies, more effective utilization management techniques, and optimizing use of networks.

bullet Our early assessment indicates that we can apply U.S. Healthcare's medical techniques to Aetna's HMO's in overlap and non-overlap markets.

bullet Network overlaps are also currently being assessed.

bullet Bottomline, our synergy estimates we disclosed with you when we made the announcement are still the same.


CASH FLOW (SLIDE 10)

bullet Cash flows from operations, i.e., after shareholder dividends and preferred dividends, are expected to be roughly $800-900 million per year. This cash will be available to reinvest in all of Aetna's businesses and/or to reduce debt.

bullet Goodwill amortization resulting from this transaction is estimated to be less than anticipated annualized synergies and will have no cash flow impact.

bullet Consistent with our new growth strategy, the dividend policy is intended to be changed by Aetna's board to maintain a payout ratio of 10% to 20% of operating earnings before amortization of goodwill and other intangibles, upon completion of this transaction.


FINANCIAL TARGETS

bullet 1996 is clearly a transition year. As a result, the first full year of operating improvements will be 1997.

bullet This transaction should provide the combined company with very strong top line annualized growth and strong earnings growth.

bullet Furthermore, these strong earnings should occur despite goodwill amortization charges which have no impact on cash flow.



INTRODUCTION OF JOE SEBASTIANELLI

bullet Joe Sebastinelli will now discuss where we stand on integration and the regulatory/shareholder approval process.



INTEGRATION AND REGULATORY UPDATE -- J. SEBASTINELLI

bullet Integration is going extremely well. There has been a high degree of cooperation between teams.


CORE INTEGRATION TEAM (SLIDE 11)

bullet The integration team leaders are Mike Cardillo, Dick Huber, Tom
       McInerney, and me. Our goal is to have a comprehensive integration plan completed by July 1, 1996.

bullet The integration team is working with the new management team to ensure that revenue enhancements, medical cost reductions, and SG&A expense savings are maximized and achieved very quickly. They will also ensure that we maintain the high quality service that customers and providers have come to expect from both U.S. Healthcare and Aetna.

bullet The Core Integration Team consists of key members of Aetna and U.S. Healthcare management.

bullet There are seven functional teams that have been established to identify and resolve various issues in certain key areas.


INTEGRATION SUBTEAMS (SLICE 12)

bullet Let me give you an idea of the magnitude of the integration structure and process:
       --  There are about 70 subteams.
       -- Approximately 180 people are involved in the integration process from both organizations.
       -- Each team meets at least weekly to discuss status of outstanding issues.
       -- As an example of the detailed planning, let me briefly take you through the medical subteams.


PRINCIPLES OF INTEGRATION (SLIDE 13)

bullet We believe that one key to success in any merger is that actions are guided by an agreed-upon set of values and principles that are understood and embraced by everyone.

bullet This slide shows the common principles Aetna and U.S. Healthcare have jointly adopted to follow during the integration.


INTEGRATION PLANNING MILESTONES (SLIDE 14)

bullet In terms of progress, we have:

       --  formed the core teams and subteams,
       -- achieved alignment on vision and strategy, -- performed an early assessment of synergies, and -- designed expanded organization structure, as Dick just described.


INTEGRATION PLANNING NEXT STEPS (SLIDE 15)

bullet We are on track to finalize:
       -- synergy assessment and action plan, and -- integration plan by July 1.

bullet The integration plan will include by function a mission statement, strategic objectives, a financial plan including how synergies will be achieved, and an organization structure with a migration strategy.


REGULATORY MILESTONES (SLIDE 16)

bullet In terms of the regulatory process, we are pleased that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act with respect to the merger has expired.

bullet State regulatory filings have been made. The reviews are ongoing and on schedule.

bullet Regulatory clearance of "change of control" of USHC subsidiaries have already been granted by DE, VA, NY, NJ, MN, MD, RI, and MA.

bullet Approval is pending in CT, GA, NC, NH, OH, PA, SC.

bullet Connecticut and Georgia hearings were held in the last week. (ad lib on hearings)


REGULATORY NEXT STEPS (SLIDE 17)

bullet The proxy/prospectus in conjunction with the merger was declared effective by the SEC on Wednesday (June 12), and distributed to shareholders yesterday and today (June 13/14).

bullet Shareholders of both companies will vote on the merger. The shareholder meetings will be held on July 18.

bullet When all required approvals are obtained, the transaction will close.
       We currently do not expect any problems and are on track for the third quarter close. So far we are optimistic that the closing will be in the early third quarter timeframe.

bullet That concludes our prepared remarks. We would be happy to answer any questions you may have.


QUESTIONS & ANSWERS


                            GRAPHIC DESCRIPTION



          logo of                            logo of
          AETNA LIFE AND CASUALTY COMPANY    US HEALTHCARE, INC.







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AETNA LIFE & CASUALTY COMPANY                    U.S. HEALTHCARE, INC.


                           HEALTH/SPECIALTY HEALTH MEMBERSHIP

                                   GRAPHIC DESCRIPTION

                          BAR GRAPH POINTS 0 to 30 ILLUSTRATES

                        MANAGED CARE
                        INDEMNITY
                        SPECIALTY HEALTH


                                      7.6 Aetna Managed Care
                                      2.9 US Healthcare Managed Care
                                     10.5 Total Managed Care
                                      3.6 Total Health Indemnity
                                     27.3 Total Specialty Health --



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AETNA LIFE & CASUALTY COMPANY                    U.S. HEALTHCARE, INC.


                  COMBINED AETNA/U.S. HEALTHCARE REVENUE*

                                 PIE CHART ILLUSTRATES


Aetna
International                    9%     the 68% is separately illustrated:
ARS                             23%     U.S. Healthcare                 22%
Health Aetna & U.S. Healthcare  68%     Aetna Health Plans              46%


*1995 Combined Revenue of $16.6 billion



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AETNA LIFE & CASUALTY COMPANY                    U.S. HEALTHCARE, INC.

                             HEALTH CARE TEAM

     Michael J. Cardillo                    Joseph T. Sebastianelli

                               Co-Presidents

AETNA                                  U.S. HEALTHCARE

bullet  Frolly M. Boyd, Group Life     bullet  James Dickerson,
bullet  A. Bruce Campbell,                       Chief Financial Officer
          Specialty Health &           bullet  Arthur N. Leibowitz, M.D.,
          Healthways                             Chief Medical Officer
bullet  Allen P. Maltz,                bullet  Timothy E. Nolan, Sales
          Chief Actuary                bullet  David F. Simon, General Counsel
bullet  Thomas J. McInerney,           bullet  Richard A. Wolfson, Pharmacy
          National Accounts
bullet  Daniel S. Messina,
          Deputy CFO
bullet  Scott A. Striegel,
          Operations
bullet  Max Gold,
          Information Technology



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AETNA LIFE & CASUALTY COMPANY                    U.S. HEALTHCARE, INC.

                            GEOGRAPHIC REGIONS

              MAP OF THE UNITED STATES DIVIDED INTO DIVISIONS


Western       West Central  Mid-West  Mid-Atlantic  Northeast     Southeast
Tom Williams  John Coyle    Ed Dulik  Chuck Scott   Sal Uglietta  Scott Murphy
- ------------  ------------  --------  ------------  ------------  ------------

  AK             MT           KY          NY            ME             VA
  HI             WY           TN          DE            NH             NC
  WA             NB           OH          PA            VT             SC
  OR             AK           IN                        NJ             GA
  ID             IA           IL                        MA             AL
  CA             CO           MI                        RI             FL
  NV             NM           WI                                       MS
  UT             ND           WV                                       MD
  AZ             SD
                 TX
                 OR
                 MN
                 MO
                 LA
                 KA
                 OK


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AETNA LIFE & CASUALTY COMPANY                    U.S. HEALTHCARE, INC.

                       NEW ORGANIZATIONAL STRUCTURE

Core                          Regional                      Local

bullet Sets strategy,    Delivers health care and      Focuses on functions
       policy and        customer service              that need to be close
       business                                        to the customer:
       standards                                       sales and provider
                                                       contracting and
                                                       relations

                                  CORE TEAM
                                  ---------
                                   REGIONAL
          MEDICAL                  MANAGERS                 OPERATIONS
            (6)                       (6)                       (6)

bullet  Quality             Local Management         Fulfillment/Distribution
bullet  Medical Directors   Underwriting             Claims
bullet  Disease Management  Regional Financial Staff Employer Services
bullet  Patient Management                           Member Services
bullet                                               Provider services

                              GENERAL MANAGERS

                    bullet    sales
                               -- Multi-site
                               -- Public Sector
                               -- New Business
                               -- Speciality Products
                    bullet    Medical Director
                    bullet    Provider Services
                    bullet    Network Hospital Manager




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AETNA LIFE & CASUALTY COMPANY                    U.S. HEALTHCARE, INC.

                       STRATEGIC FIT


        AETNA'S STRENGTHS                    US HEALTHCARE'S STRENGTHS

bullet  National Presence                    Medical Management
bullet  Strong National Brand Name           Retail Marketing
bullet  Servicing Multi-Site national        Clinical Information Systems
          Commercial Customers
bullet  Diverse Product Portfolio            Competitive Price and Strong
                                               Operating Margins
bullet  Large National Account               Quality Measurement and Analysis
          Retiree Base
bullet                                       Strong Medicare Growth Results


                            COMBINED STRENGTHS

                    bullet  Quality of Healthcare
                    bullet Geographic Diversification and Critical Mass bullet Strong Management Talent bullet Revenue and Expense Synergies bullet Strong Medicare Growth Opportunity


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AETNA LIFE & CASUALTY COMPANY                    U.S. HEALTHCARE, INC.

                       HMO FINANCIAL RATIOS*

                                   AETNA          US HEALTHCARE
                                   -----          -------------

     Medical Loss Ratio.........   87.0%               76.7%
     SG&A.......................   13.6%               11.5%
     Net Income Margin..........    1.7%                7.8%



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AETNA LIFE & CASUALTY COMPANY                    U.S. HEALTHCARE, INC.

                            GRAPHIC DESCRIPTION

              REVENUE ENHANCEMENTS AND EXPENSE OPPORTUNITIES

                                 PIE CHART

         Expense Opportunities  1/3        Revenue Enchancements 2/3


Total after-tax enhancements of $300 million expected within 18 months.



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AETNA LIFE & CASUALTY COMPANY                    U.S. HEALTHCARE, INC.

                       AFTER TAX ENHANCEMENTS

                        GRAPHIC DESRIPTION

                          CHART 0 TO 300

                                             Year
                                   -----------------------
                                   1996      1997      1998


            SG&A ................
            Medical Costs........
            Revenue Growth.......

     Reflecting the following:

                           1996         1997        1998
                           ----         ----        ----
Other/IT

Sales & Back Office         1            20          40

Overlap Markets             1            60          70

Medical                     9            23          60

Cross Sell                  -            20          20

National/Commercial Accts.  1            10          30

Medicare                    -            12          50

GRAPHIC DESCRIPTION

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AETNA LIFE & CASUALTY COMPANY                    U.S. HEALTHCARE, INC.

                       CASH FLOW FROM OPERATIONS

$ Millions


1995 Combined Operating Earnings............................     $885
Revenue Enhancements and Expense Opportunities..............      300
Additional Interest Expense.................................      (65)
Adjusted Operating Earnings.................................    1,090
Mandatorily Convertible Preferred Stock.....................      (55)
Dividends (10-20% Payout)..................................(110)-(220)
                                                            ---------
Pro-Forma Cash Flow from Operations.........................$815-$925
                                                            =========


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AETNA LIFE & CASUALTY COMPANY                    U.S. HEALTHCARE, INC.

                           CORE INTEGRATION TEAM

                               TEAM LEADERS

bullet    Michael Cardillo                   Tom McInerney
bullet    Dick Huber                         Joe Sebastianelli

FUNCTIONAL TEAMS

bullet    Medical
bullet    Sales
bullet    Operations/Information Technology
bullet    Finance
bullet    Legal/Regulatory
bullet    Human Resources
bullet    Communications/Advertising/Public Relations



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AETNA LIFE & CASUALTY COMPANY                    U.S. HEALTHCARE, INC.

                           INTEGRATION SUBTEAMS


                               TEAM LEADERS
                  OPERATIONS/                                COMMUNICATIONS
                  INFORMATION             LEGAL/    HUMAN     ADVERTISING/
MEDICAL  SALES    TECHNOLOGY   FINANCE  REGULATORY RESOURCES     PUBLIC
                                                                RELATIONS
Quality
  Credentialing
Provider
   Relations
Network
   Integration       bullet   High degree of cooperation between teams
Utilization          bullet   70 Subteams
   Management        bullet   180 people involved from both organizations
Government           bullet   Weekly meetings
   Programs
Pharmacy
Dental
Mental Health
Vision
Medical
   Delivery
Outcomes
Policies
   and Procedures


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AETNA LIFE & CASUALTY COMPANY                    U.S. HEALTHCARE, INC.

                       PRINCIPLES OF INTEGRATION

bullet    Maintain focus on running today's businesses
bullet    Quality of care
bullet    Respect and dignity for employees
bullet    Open and honest communication
bullet    Best practices of both organizations
bullet    Common approaches for medical delivery, sales and information systems
bullet    Core business direction adapted to local market conditions
bullet    Service excellence
bullet    External focus on members, employers, providers and shareholders


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AETNA LIFE & CASUALTY COMPANY                    U.S. HEALTHCARE, INC.

              INTEGRATION PLANNING MILESTONES ILLUSTRATED BY
                           FORWARD LOOKING ARROW

4/1               4/11               4/20           4/30         5/30

                  bullet             bullet
Aetna/            First Integration  Subteams        Early        Expanded
 U.S. Healthcare   Team Meeting       Alignment on  Assessment    Organization
Merger             Held               Vision and    Enhancements  Structure
 Announced        Core Team           and Strategy  Performed     Finalized
                   Formed


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AETNA LIFE & CASUALTY COMPANY                    U.S. HEALTHCARE, INC.

                      INTEGRATION PLANNING NEXT STEPS



6/30                                      7/1                 Integration
                                                              Begins
bullet
Enhancement Assessment to be finalized    Full Integration Plan to be
Action Plan to Achieve Enhancements         Completed
  to be Completed



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AETNA LIFE & CASUALTY COMPANY                    U.S. HEALTHCARE, INC.

                       REGULATORY MILESTONES

April          5/13         6/6         6/11      6/12         6/13

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Aetna/U.S.    Hart-Scott-   CT          GA        Proxy         Proxy
  Healthcare   Rodino       Hearing     Hearing   Prospectus    Prospectus
  Merger       Waiting                            Declared      Distributed
  Announced    Period                             Effective by
  (4/1)        Expired                            SEC
Hart-Scott-
 Rodino Filed
 (4/12)
State
 Regulatory
 Filings Made
 (Week of 4/22)


June

Various State Approvals Granted


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AETNA LIFE & CASUALTY COMPANY                    U.S. HEALTHCARE, INC.

                           REGULATORY NEXT STEPS

                                                              Expected Early
                                                              Third Quarter
                                                              Close
June-July              7/18                    July

Additional State       Shareholder       Transaction Expected
 Filings to            Meetings           to Close
 be Approved


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AETNA LIFE & CASUALTY COMPANY               U.S. HEALTHCARE, INC.